UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2012

GULFMARK OFFSHORE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33607	76-0526032
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10111 Richmond Avenue, Suite 340,
Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

(713) 963-9522

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

On December 11, 2012, GulfMark Offshore, Inc.(the “Company”) issued a press release announcing that on December 11, 2012 the Board of Directors of the Company (i) declared an annual cash dividend of $1.00 per share on the Company’s Class A common stock payable on December 31, 2012 to stockholders of record on December 21, 2012, (ii) declared that it plans to pay a recurring quarterly cash dividend of $0.25 per share on the Company’s Class A common stock commencing in 2013, and (iii) authorized a stock repurchase program whereby the Company may repurchase up to a total of $100 million of its issued and outstanding Class A common stock from time to time on the open market or in privately negotiated transactions. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished with this report.

Exhibit No.	Descriptions
99.1	Press Release dated December 11, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULFMARK OFFSHORE, INC.
(Registrant)

DATE: December 12, 2012	/s/ Quintin V. Kneen
Quintin V. Kneen
Executive Vice President & Chief Financial Officer